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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 2004, in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-119810) and related Prospectus of Spirit Finance Corporation for the registration of its common stock.

                      /s/ Ernst & Young LLP

Phoenix, Arizona
December 1, 2004

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Consent of Independent Registered Public Accounting Firm